EXHIBIT 4

REGISTERED
               PRINCIPAL AMOUNT

                               $


                        U S WEST COMMUNICATIONS, INC.
                          7.20% DEBENTURES DUE 2026

CUSIP 912920AL9

Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.

      U S WEST Communications, Inc., a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company") for value received hereby promises to pay Cede & Co. or registered assigns, the principal sum of

        $                    (                                Dollars)

on November 10, 2026, by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest semiannually on May 10 and November 10 on said principal sum at the rate per annum specified in the title of this Debenture, in the same manner, in like coin or currency, from the tenth day of May or November, as the case may be, to which interest on this Debenture has been paid preceding the date hereof (unless the date hereof is a May 10 or November 10 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from November 10,
1995) until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Debenture shall be authenticated at a time when there is an existing default in the payment of interest on the Debentures, if the date hereof is between April 25 and the immediately following May 10 or is between October 25 and the immediately following November 10, this Debenture shall bear interest from such May 10 or November 10; provided, however, that if the Company shall default in the payment of interest due on such May 10 or November 10, then this Debenture shall bear interest from the next preceding date to which interest has been paid or, if no interest has been paid on this Debenture, from November 10, 1995. The interest so payable on any May 10 or November 10 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Debenture shall be registered at the close of business on April 25 prior to such May 10 or October 25 prior to such November 10 unless such April 25 or October 25 shall be a Legal Holiday (as defined in said Indenture), in which event the next preceding day that is not a Legal Holiday.
 Interest will be computed on the basis of a year of twelve 30-day months.

       This Debenture is one of the duly authorized issue of Debentures of the Company, designated as set forth herein (the "Debentures"), limited to the aggregate principal amount of $250,000,000, all issued or to be issued under and pursuant to an Indenture dated as of April 15, 1990, supplemented as of April 16, 1991, and amended by the Trust Indenture Reform Act of 1990 (as supplemented and amended, herein referred to as the "Indenture"), duly executed and delivered by the Company to The First National Bank of Chicago, as Trustee (herein referred to as the "Trustee"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Debentures).

      In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Securities of any such series, except a Default in payment of the principal of or interest on any Security. However, without the consent of each Holder affected, an amendment or waiver may not: (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver; (2) change the rate of or change the time for payment of interest on any Security; (3) change the principal of or change the fixed maturity of any Security; (4) waive a Default in the payment of the principal of or interest on any Security; (5) make any Security payable in money other than that stated in the Security; or (6) make any change in the provisions of the Indenture: (i) with respect to the right of the Holders of a majority in principal amount of any series of Securities, by notice to the Trustee, to waive an existing Default with respect to that series and its consequences; (ii) with respect to the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or the right to bring suit for enforcement of any such payments on or after their respective dates; and (iii) described in this sentence.

     The Debentures are not redeemable prior to November 10, 2005. On or after November 10, 2005 and prior to maturity, the Company, at its option, may redeem all or from time to time any part of the Debentures on at least 30 days' but not more than 90 days' notice, as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) during the 12-month periods beginning November 10:





2005  103.038%  2010  101.518%
2006  102.734%  2011  101.214%
2007  102.430%  2012  100.910%
2008  102.126%  2013  100.606%
2009  101.822%  2014  100.302%


and thereafter at 100%, together in each case with accrued interest to the date fixed for redemption.

       No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

        No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Debenture, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Debenture.

         The laws of the State of New York shall govern the Indenture and this Debenture.

     Ownership of Debentures shall be proved by the register for the Debentures kept by the Registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name a Debenture is registered as the absolute owner thereof for all purposes.

        Terms used herein without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture referred to herein by the manual signature of one of its authorized officers, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.








         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.

Dated:    November 10, 1995

     U S WEST Communications, Inc.



     By:_____________________________
     James T. Helwig
     Vice President, Chief Financial Officer
     and Treasurer

     (SEAL)


     By:_____________________________
     J. Roger Fox
     Assistant Treasurer


                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein, issued under the Indenture described herein.

THE FIRST NATIONAL BANK OF CHICAGO



By:_________________________________
      Authorized Officer












     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________

Please insert social security number or other identifying number of assignee:

     _______________________________







Please print or type name and address (including zip code) of assignee:

     ___________________________________
     ___________________________________
     ___________________________________
     ___________________________________


the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Debenture of U S WEST Communications, Inc. on the books of the Company, with full power of substitution in the premises.



___________________________________

Dated:_____________________________

NOTICE:    The  signature  to this assignment must correspond with the name as written upon the face of this Debenture in every particular without alteration or enlargement or any change whatever.